Exhibit 9(c)

                               CitiFunds Trust II
                           21 Milk Street, 5th Floor
                          Boston, Massachusetts 02109

                              __________ __, 1998

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

      Re: CitiFunds Trust II - Transfer Agency and Service Agreement

Ladies and Gentlemen:

      This letter serves as notice that CitiFunds Diversified U.S. Equity Portfolio and CitiFunds Equity Index Portfolio (collectively, the "Funds") are added to the list of series of CitiFunds Trust II (formerly known as "Landmark Capital Growth Fund") (the "Trust") to which State Street Bank and Trust Company ("State Street") renders services as transfer agent pursuant to the terms of the Transfer Agency and Service Agreement dated as of August 21, 1986 (the "Agreement") between the Trust and State Street.

      Please sign below to acknowledge your receipt of this notice adding the Funds as beneficiaries under the Agreement.

                               CITIFUNDS TRUST II


                               By:____________________________

                               Title:_________________________


Acknowledgment:

STATE STREET BANK AND TRUST COMPANY


By:___________________________

Title:________________________